UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2015

Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1225 Old Highway 8 Northwest
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2015, the Board of Directors (the “Board”) of Cardiovascular Systems, Inc. (the “Company”) approved an amendment to Article III, Section 8 of the Company’s Amended and Restated Bylaws to establish majority voting for the election of directors in uncontested elections. In general, the amendment provides that directors will be elected by a majority of the votes cast by the shares present at a meeting and entitled to vote on the election of directors; provided, however, that in the case of a contested election, directors will continue to be elected by a plurality of the votes present at the meeting and entitled to vote on the election of directors. A complete copy of the Amended and Restated Bylaws, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Board also approved an amendment to its Principles of Corporate Governance (the “Principles”) to accompany the amendment to the Amended and Restated Bylaws described above. The amended provisions require any director who fails to receive the requisite number of votes for re-election to offer to resign from the Board and to abstain from participating in any Board or Governance/Nominating Committee decision regarding such resignation. The Governance/Nominating Committee and the Board will consider any factors they deem relevant in deciding whether to accept a director’s resignation, and the Board will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Cardiovascular Systems, Inc. Amended and Restated Bylaws, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 21, 2015

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Cardiovascular Systems, Inc. Amended and Restated Bylaws, as amended